.
                           [STATE OF CALIFORNIA LOGO]


                              STATE OF CALIFORNIA

                               SECRETARY OF STATE

                                                                 [Seal of the
                                                                 Office of the
                                                             Secretary of State]

    I, BILL JONES, Secretary of State of the State of California, hereby certify:

    That the attached transcript of 3 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                           IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great Seal of
                                           the State of California this day of

                                                       MAY 05 2000
                                         ---------------------------------------
                                                    /S/ BILL JONES
                                                    Secretary of State

[THE GREAT SEAL OF THE STATE OF CALIFORNIA]
Sec State Form CE 108 (rev 6 98)

                                                        2057970

                                                         FILED
                                         in the office of the Secretary of State
                                               of the State of California

                                                       OCT - 9 1997

                                                     /s/ BILL JONES
                                               BILL JONES, Secretary of State


                           ARTICLES OF INCORPORATION

                                       OF

                           VIRTUAL STOCK MARKET, INC.

                                       I

        The name of this corporation is VIRTUAL STOCK MARKET, INC.

                                       II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

        The name and address in the State of California of this corporation's initial agent for service of process is:

                               Mr. Michael Cratty
                         c/o Virtual Stock Market, Inc.
                      11755 Wilshire Boulevard, Suite 2440
                         Los Angeles, California 90025

                                       IV

        The corporation is authorized to issue two classes of shares. One class of shares shall be designated as common stock, no par value, and the total number of common shares which this corporation is authorized to issue is 20,000,000. The other class of shares shall be designated as preferred stock, no par value, and the total number of preferred shares which this corporation is auhorized to issue is 4,000,000. The holders of the preferred stock shall have such rights, preferences and privileges as may be determined by the corporation's Board of Directors prior to the issuance of such shares. The preferred stock may be issued in such series as are designated by this corporation's Board of Directors, and the Board of Directors may fix the number of authorized shares of preferred stock for each series, and the rights, preferences and privileges of each series of preferred stock.

                                       V

        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

        The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification othcrwise permitted by Section 317 of thc Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Dated: October 9, 1997

                                             /s/ MICHAEL B. CRATTY
                                             -----------------------------------
                                             Michael Cratty

        I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                             /s/ MICHAEL B. CRATTY
                                             -----------------------------------
                                             Michael Cratty

2057970                                           A0508562

                                                            FILED
                                         in the office of the Secretary of State
                                                  of the State of California

                                                          MAY 15 1998

                                                        /s/ BILL JONES
                                                BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT
                      OF THE ARTICLES OF INCORPORATION OF
                           VIRTUAL STOCK MARKET, INC.

The undersigned hereby certify that:

1. They are the president and secretary, respectively of Virtual Stock Market, Inc., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended in its entirety to read as follows:

     (a) This corporation is authorized to issue two classes of shares designated respectively as "Common Stock" and "Preferrcd Stock." This corporation is authorized to issue twenty million shares of Common Stock and four million shares of Preferred Stock.

     (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares and the designation of any series of Preferred Stock. The board of directors may, within the limits stated in any resolution or series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

3.   The foregoing amendment has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of the corporation is 9,000,000 shares of Common Stock and 687,000 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the oustanding shares of each class of stock and more than 50% of the outstanding shares.

We further declare under penalty of perjury, under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 23, 1998

                                             /s/ MICHAEL B CRATTY
                                             -----------------------------------
                                             Michael Cratty, President

                                             /s/ MICHAEL B. CRATTY
                                             -----------------------------------
                                             Michael Cratty, Secretary